EXHIBIT 10.12

                          WORLD ACCEPTANCE CORPORATION
                             EXECUTIVE DEFERRAL PLAN


                                     PURPOSE
                                     -------

         The purpose of this Plan is to provide deferred compensation to a select group of management or highly compensated Employees.

                                   ARTICLE I.

                            TITLE AND EFFECTIVE DATE
                            ------------------------

         1.1 This Plan shall be known as the World Acceptance Corporation Executive Deferral Plan (hereinafter referred to as "Plan").

         1.2 The effective date of this Plan is December 19, 2000.

                                   ARTICLE II.

                                   DEFINITIONS
                                   -----------

         2.1 "Account" shall mean the record of deferrals and other amounts maintained with respect to each Participant pursuant to Article V.

         2.2 "Beneficiary" means the person or persons designated by a Participant, or by another person entitled to receive benefits hereunder, to receive benefits following the death of such person.

         2.3 "Board of Directors" or "Board" means the Board of Directors of World Acceptance Corporation.

         2.4 "Company" shall mean World Acceptance Corporation, a corporation with headquarters in Greenville, South Carolina.

         2.5 "Deferral Election" shall mean a Participant's election, pursuant to Article IV, to defer amounts payable to such Participant for a particular Plan Year. Each Participant's Deferral Election for a Plan Year must be made on a form provided by the Company.

         2.6 "Distribution Election" shall mean a Participant's election as to the form of cash payment (either single-sum or annual installments over a period of up to five years) of amounts credited to his Account to be made in the event of his Termination of Employment due to death, Disability, or Retirement. The form of payment elected need not be the same for any of these three possible reasons for Termination of Employment. Each Participant's Distribution Election must be made on the form provided by the Company at the time a Participant makes an election to participate in the Plan pursuant to Article III.
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         2.7 "Disability" shall have the meaning ascribed to "Total Disability"
in the World Acceptance Corporation Long Term Disability Income Plan, whether or not the Participant is covered under such plan.

         2.8 "Election Date" shall mean December 31 of the Plan Year during which executive incentive compensation is earned pursuant to the Executive Incentive Plan.

         2.9 "Employee" shall mean any individual who is in the regular, full-time employment of the Company as determined by the personnel rules and practices of the Company.

         2.10 "Final Award" shall mean an incentive compensation amount to be paid under the Executive Incentive Plan.

         2.11 "Executive Incentive Plan" shall mean the World Acceptance Corporation Executive Incentive Plan.

         2.12 "Participant" shall mean any Employee for whom an Account is maintained under the Plan.

         2.13 "Plan" shall mean the World Acceptance Corporation Executive Deferral Plan.

         2.14 "Plan Year" shall mean the Company's fiscal year.

         2.15 "Retirement" means any separation from service occurring on or after a Participant reaches age 55.

         2.16 "Termination of Employment" shall mean the date of a Participant's severance from employment with the Company by reason of death, Disability, Retirement, resignation, discharge or otherwise.

                                  ARTICLE III.

                                   ELIGIBILITY
                                   -----------

         3.1 Eligible Employees. Only those Employees who are participants in the Executive Incentive Plan shall be eligible to become Participants in the Plan.

         3.2 Election to Participants. An eligible Employee will become a Participant at the time he makes his initial Deferral Election.

                                   ARTICLE IV.

                              PARTICIPANT DEFERRALS
                              ---------------------

         4.1 Deferrals. Each Participant may elect to defer, in accordance with the terms of this Plan, all or a portion of the amount payable to the Participant as a Final Award under the Executive Incentive Plan. This Deferral Election must be made by the Participant not later than

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the applicable Election Date. Deferred amounts will be credited to the
Participant's Account as of the date that the Final Award under the Executive Incentive Plan becomes payable.

                                   ARTICLE V.

                                    ACCOUNTS
                                    --------

         5.1 Maintenance of Participant Accounts. An Account shall be established and maintained with respect to each Participant. Each Account shall reflect the amounts credited thereto pursuant to Article IV, plus or minus adjustments made in accordance with the provisions of this Article V.

         5.2 Investment Direction. Each Participant will have the right to direct the investment of the Account holding the Participant's deferrals. The Company will establish an account with a brokerage company for this purpose. Each Participant's Account will be adjusted to reflect earnings, losses, commissions and fees attributable to such Account.

                                   ARTICLE VI.

                                    BENEFITS
                                    --------

         6.1 Death, Disability or Retirement. Upon the Participant's Termination of Employment due to death, Disability, or Retirement, the amount in the Participant's Account will be paid to the Participant (or to the Beneficiary designated pursuant to Section 7.1) according to the Participant's Distribution Election, either in cash in a single-sum payment or, if the Participant has so elected, in annual cash installments over a period of up to five years. Payment pursuant to this section shall begin within a reasonable time after the Termination of Employment.

         For installment payments, subsequent installments will be paid on the anniversary of the payment of the first installment. The amount of each installment payment will be determined by dividing the amount credited to the Participant's Account by the number of years remaining in the payment period. The last installment payment will be for the balance credited to the Participant's Account.

         6.2 Other Termination of Employment. Upon the Participant's Termination of Employment for any reason other than those listed in Section 6.1 above, the amount in the Participant's Account will be paid to the Participant in cash in a single-sum payment. Such payment shall be made within a reasonable time after the Termination of Employment.

         6.3 Payments After Death. If a Participant (or a Beneficiary previously designated by a deceased Participant) dies before receiving the amount payable hereunder, then the remaining amount payable will be paid to the specified Beneficiary of such deceased person; provided, however, that if such deceased person has failed to specify a Beneficiary, then the person's estate will be considered to be the Beneficiary.

         6.4 Hardship Payment. For purposes of this Section 6.4, "hardship" means an unforeseeable emergency which is caused by an event beyond the control of the Participant or


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

Beneficiary, and which would result in severe financial hardship for the Participant or Beneficiary if a distribution from a Participant's Account is not permitted. Any distribution on account of hardship will be limited to the amount needed to meet the emergency.

         A Participant or Beneficiary may submit a written request for a hardship distribution to the Board on such form and in such manner as the Board prescribes. The Board will have sole discretion to determine whether a hardship exists and the amount of any hardship distribution.

                                  ARTICLE VII.

                                   BENEFICIARY
                                   -----------

         7.1 Designation of Beneficiary. A Participant shall designate a Beneficiary to receive benefits under the Plan by submitting to the Company a Designation of Beneficiary in the form attached hereto. A Participant shall have the right to change the Beneficiary by submitting a new Designation of Beneficiary to the Company.

         7.2 Discharge of Obligations. Any payment made by the Company in good faith and in accordance with this Plan shall fully discharge the Company from all further obligations with respect to that payment. If the Company has any doubt as to the proper Beneficiary to receive payments hereunder, the Company shall have the right to withhold such payments until the matter is finally adjudicated.

         7.3 Payment to Minors, Etc. In making any payment to or for the benefit of any minor or an incompetent Participant or Beneficiary, the Board of Directors, in its sole and absolute discretion, may make a distribution to a legal or natural guardian or other relative of a minor or court-appointed committee of such incompetent. It may also make a payment to any adult with whom the minor or incompetent temporarily or permanently resides. The receipt by a guardian committee, relative or other person shall be a complete discharge of the Company. Neither the Board nor the Company shall have any responsibility to see to the proper application of any payments so made.

                                  ARTICLE VIII.

                         NATURE OF COMPANY'S OBLIGATION
                         ------------------------------

         8.1 Unsecured Promise. The Company's obligation to the Participants under this Plan shall be an unfunded and unsecured promise to pay. The rights of a Participant or Beneficiary under this Plan shall be solely those of an unsecured general creditor of the Company.

         8.2 No Right to Specific Assets. Any assets that the Company may set aside in the Participant Accounts under this Plan are and remain general assets of the Company subject to the claims of its creditors. The Company does not give, and the Plan does not give, any beneficial ownership interest in any assets of the Company to a Participant or Beneficiary. All rights of ownership in any assets are and remain in the Company. Any general asset used or acquired by the Company in connection with the liabilities it has assumed under this Plan shall not be deemed to be held under any trust for the benefit of the Participant or any beneficiary, and no


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general asset shall be considered security for the performance of the obligations of the Company. Any such asset shall remain a general, unpledged, and unrestricted asset of the Company.

         8.3 Plan Provisions. The Company's liability for payment of benefits shall be determined only under the provisions of this Plan, as they may be amended from time to time.

                                   ARTICLE IX.

                            AMENDMENT AND TERMINATION
                            -------------------------

         9.1 Right to Amend and Terminate. This Plan may be amended in any way or may be terminated, in whole or in part, at any time, in the discretion of the Board of Directors. However, no amendment or termination of the Plan will affect a Participant's right to receive the benefit such Participant has accrued prior to the effective date of such amendment or termination.

                                   ARTICLE X.

                             LIMITATIONS ON TRANSFER
                             -----------------------

         10.1 Limitations on Transfer. Neither a Participant nor a Beneficiary may in any manner anticipate, alienate, sell, assign, pledge, encumber or otherwise transfer the right to receive payments under this Plan. Any attempt to do so will be void. Such rights are not subject to legal process or levy of any kind.

                                   ARTICLE XI.

                                 ADMINISTRATION
                                 --------------

         11.1 Named Fiduciary. The Company is the named fiduciary of the Plan. The Board of Directors, acting on behalf of the Company, shall have the authority to control and manage the operation and administration of the Plan except as otherwise expressly provided in this plan document.

         11.2 Administration. The Board, acting on behalf of the Company, has the discretion (1) to interpret and construe the terms and provisions of the Plan (including any rules or regulations adopted under the Plan), (2) to determine eligibility to participate in the Plan and (3) to make factual determinations in connection with any of the foregoing. A decision of the Board with respect to any matter pertaining to the Plan, including without limitation the Employees determined to be Participants, the benefits payable, and the construction or interpretation of any provision thereof, shall be conclusive and binding upon all interested persons. No Board member shall participate in any decision of the Board that would directly and specifically affect the timing or amount of his or her benefits under the Plan.

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

                                  ARTICLE XII.

                                CLAIMS PROCEDURE
                                ----------------

         12.1 Claim. A person with an interest in the Plan shall have the right to file a claim for benefits under the Plan and to appeal any denial of a claim for benefits. Any request for a Plan benefit or to clarify the claimant's right to future benefits under the terms of the Plan shall be considered to be a claim.

         12.2 Written Claim. A claim for benefits will be considered as having been made when submitted in writing by the claimant to the Company. No particular form is required for the claim, but the written claim must identify the name of the claimant and describe generally the benefit to which the claimant believes he or she is entitled. The claim may be delivered personally during normal business hours or mailed to the Company.

         12.3 Claim Determination. The Board of Directors, acting on behalf of the Company, will determine whether, or to what extent, the claim may be allowed or denied under the terms of the Plan. If the claim is wholly or partially denied, the claimant shall be so informed by written notice within 90 days after the day the claim is submitted unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. Such extension may not exceed an additional 90 days from the end of the initial 90-day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the final decision. If notice of denial of a claim (in whole or in part) is not furnished within the initial 90-day period after the claim is submitted (or, if applicable, the extended 90-day period), the claimant shall consider that his or her claim has been denied just as if he or she had received actual notice of denial.

         12.4 Notice of Determination. The notice informing the claimant that his or her claim has been wholly or partially denied shall be written in a manner calculated to be understood by the claimant and shall include:

         (1)      The specific reason(s) for the denial.

         (2) Specific reference to pertinent Plan provisions on which the denial is based.

         (3) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary.

         (4) Appropriate information as to the steps to be taken if the Participant or Beneficiary wishes to submit his or her claim for review.

         12.5 Appeal. If the claim is wholly or partially denied, the claimant (or his or her authorized representative) may file an appeal of the denied claim with the Board of Directors requesting that the claim be reviewed. The Board shall conduct a full and fair review of each appealed claim and its denial. Unless the Board notifies the claimant that due to the nature of the benefit and other attendant circumstances he or she is entitled to a greater period of time within


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

which to submit his or her request for review of a denied claim, the claimant shall have 60 days after he or she (or his or her authorized representative) received written notice of denial of his or her claim within which such request must be submitted to the Board.

         12.6 Request for Review. The request for review of a denied claim must be made in writing. In connection with making such request, the claimant or his authorized representative may:

         (1)      Review pertinent documents.

         (2)      Submit issues and comments in writing.

         12.7 Determination of Appeal. The decision of the Board regarding the appeal will be given to the claimant in writing no later than 60 days following receipt of the request for review. However, if special circumstances (for example, if the Board decides to hold a hearing on the appeal) require an extension of time for processing, the decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If special circumstances require that a decision will be made beyond the initial time for furnishing the decision, written notice of the extension shall be furnished to the claimant (or his authorized representative) prior to the commencement of the extension. If a decision on review is not furnished within the appropriate time, the claim shall be deemed to have been denied on appeal.

         12.8 Hearing. The Board of Directors may, in its sole discretion, decide to hold a hearing if it determines that a hearing is necessary or appropriate in order to make a full and fair review of the appealed claim.

         12.9 Decision. The decision on review shall include specific reasons for the decision, written in a manner calculated to by understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based.

         12.10 Exhaustion of Appeals. A Participant must exhaust his rights to file a claim and to request a review of the denial of his claim before bringing any civil action to recover benefits due to him under the terms of the Plan, to enforce his rights under the terms of the Plan, or to clarify his rights to future benefits under the terms of the Plan.

                                  ARTICLE XIII.

                               GENERAL PROVISIONS
                               ------------------

         13.1 No Rights to Employment. Nothing in this Plan shall be deemed to give any person the right to remain in the employ of the Company or affect the right of the Company to terminate any Participant's employment with or without cause.

         13.2 Withholding. Any amount required to be withheld under applicable Federal, state and local income tax laws will be withheld and any payment under the Plan will be reduced by the amount so withheld.

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

         13.3 Governing Law. This Plan shall be construed and administered in accordance with the laws of the State of South Carolina to the extent that such laws are not preempted by federal law.

         This plan document has been executed on behalf of the Company this 19th day of December, 2000.



                      WORLD ACCEPTANCE CORPORATION



                      By:  /s/ A. Alexander McLean, III
                           -----------------------------------------------------

                      A. Alexander McLean, III, Executive Vice President and CFO
                      ----------------------------------------------------------

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

                          WORLD ACCEPTANCE CORPORATION
                             EXECUTIVE DEFERRAL PLAN

                           DESIGNATION OF BENEFICIARY



I, ______________________________________________, hereby name and designate
_______________________________________ to be my beneficiary in the event of my death under the World Acceptance Corporation Executive Deferral Plan.



                                       Print name:______________________________

Date:   _________________________      Signature:   ____________________________

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